Michael Johnson & Co., LLC
                          Certified Public Accountants
                       9175 East Kenyon Avenue, Suite 100
                             Denver, Colorado 80237

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Registration Statement of XsunX, Inc. on Form SB-2/A Amendment No. 1 (File No. 333-127613) of our report dated May 5, 2005, with respect to our audits of the consolidated financial statements of XsunX, Inc. as of September 30, 2004 and for the years ended September 30, 2004 and 2003, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

                         /s/ Michael Johnson & Co., LLC
                         Denver, CO

                         October 11, 2005